UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2020

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-54716	27-0863354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7599 Anagram Dr., Eden Prairie, MN 55344

(Address of principal executive offices and zip code)

952-426-1383

(Registrant's telephone number including area code)

N/A

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

WARF License

NeuroOne Medical Technologies Corporation (the “Company”) entered into an Amended and Restated Exclusive Start-up Company License Agreement (the “WARF License”) with Wisconsin Alumni Research Foundation (“WARF”) on January 21, 2020, which amended and restated in full the prior license agreement between WARF and NeuroOne, LLC, a predecessor of the Company, dated October 1, 2014, as amended on February 22, 2017, March 30, 2019 and September 18, 2019.

The WARF License grants to the Company an exclusive license to make, use and sell, in the United States only, products that employ certain licensed patents for a neural probe array or thin-film micro electrode array and method. The Company has agreed to pay WARF a royalty equal to a single-digit percentage of its product sales pursuant to the WARF License, with a minimum annual royalty payment of $50,000 for 2020, $100,000 for 2021 and $150,000 for 2022 and each calendar year thereafter that the WARF License is in effect. If the Company or any of its sublicensees contest the validity of any licensed patent, the royalty rate will be doubled during the pendency of such contest and, if the contested patent is found to be valid and would be infringed by the Company if not for the WARF License, the royalty rate will be tripled for the remaining term of the WARF License.

WARF may terminate the WARF License if the Company defaults on the payments of amounts due to WARF or fails to timely submit development reports, or breaches any other covenant in the WARF License and fails to remedy such default in ninety (90) days or in the event of certain bankruptcy events involving the Company. WARF may also terminate the WARF License on ninety (90) days’ notice if the Company fails to have commercial sales of one or more FDA-approved products under the WARF License by June 30, 2020. The WARF License otherwise expires by its terms (i) on the date that no valid claims on the patents licensed thereunder remain or (ii) upon the cessation for more than four (4) calendar quarters of the payment, once begun, of earned royalties under certain sections of the WARF License. The Company expects the latest expiration of a licensed patent to occur in 2030.

In addition, WARF reserves the right to grant non-profit research institutions and government agencies non-exclusive licenses to practice and use the inventions of the licensed patents for non-commercial research purposes, and the Company grants WARF a non-exclusive, sub licensable, royalty-free right and license for non-commercial research purposes to use improvements to the licensed patents. In the event that the Company discontinues use or commercialization of the licensed patents or improvements thereon, the Company must grant WARF an option to obtain a non-exclusive, sub-licensable royalty-bearing license to use the improvements for commercial purposes.

The foregoing description of the WARF License does not purport to be complete and is qualified in its entirety by reference to the full text of the WARF License, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations and warranties contained in the WARF License were made only for the purposes of the agreement as of specific dates and may have been qualified by certain disclosures between the parties, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the WARF License and should not be relied upon as a disclosure of factual information relating to the Company or WARF.

Broker Warrants

As previously disclosed, between November 1, 2019 and December 3, 2019, the Company entered into a subscription agreement with certain accredited investors, pursuant to which the Company, in a private placement (the “Private Placement”), agreed to issue and sell to such investors 13% convertible promissory notes (each, a “Note” and collectively, the “Notes”) and warrants (each, a “Warrant” and collectively, the “Warrants”) to purchase shares of the Company’s common stock. In connection with the Private Placement, on January 21, 2020, the Company issued to affiliates of Paulson Investment Company, LLC (“Paulson”) warrants to purchase 259,476 shares of common stock at an exercise price of $1.87 per share, which warrants were exercisable beginning on the date of issuance, January 21, 2020, and expire on January 21, 2030 (the “Broker Warrants”).

Prior to expiration, subject to the terms and conditions set forth in the Broker Warrants, the holders of such Broker Warrants may exercise the Broker Warrants for shares of common stock by providing notice to the Company and paying the exercise price per share for each share so exercised.

The foregoing summary description of the Broker Warrants does not purport to be complete and is qualified in its entirety by reference to the Form of the Broker Warrant, which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

The representations, warranties and covenants contained in the Broker Warrants were made solely for the benefit of the parties to the Broker Warrants and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Broker Warrants are incorporated herein by reference only to provide investors with information regarding the terms of such documents and not to provide investors with any other factual information regarding the Company or its business.

Item 3.02.  Unregistered Sales of Equity Securities.

The description set forth in Item 1.01 under “Broker Warrants” above is hereby incorporated by reference into this Item 3.02.

In connection with the Private Placement, the Company issued Broker Warrants to Paulson and their affiliates, all of whom are accredited investors, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Company will rely on this exemption from registration based in part on representations made by Paulson and their affiliates. The Broker Warrants and the shares of common stock issuable upon exercise of the Broker Warrants have not been and may not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy the Broker Warrants, shares of common stock issuable upon exercise of the Broker Warrants or any other securities of the Company.

 Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

4.1	Form of Broker Warrant.
10.1+	Amended and Restated Exclusive Start-up Company License Agreement effective January 21, 2020 by and between NeuroOne Medical Technologies Corporation and Wisconsin Alumni Research Foundation.

+	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request. Certain portions of the exhibits that are not material and would be competitively harmful if publicly disclosed have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Copies of the unredacted exhibits will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION
Dated: January 24, 2020
	By:	/s/ David Rosa
David Rosa
Chief Executive Officer

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